Exhibit 99.1

Nasdaq to Make an Offer to Acquire Oslo Børs VPS with Unanimous Support from Oslo Børs VPS Board of Directors

•	Cash offer to acquire all issued and outstanding shares in Oslo Børs VPS Holding ASA to be made by Nasdaq AB

•	Oslo Børs VPS’ Board of Directors and executive management team have unanimously decided to recommend that its shareholders accept the Offer and do not accept the offer from Euronext

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Nasdaq AB has received irrevocable pre-acceptances of the Offer from shareholders representing 35.11% of the total shares of Oslo Børs VPS. Pre-accepting shareholders include Oslo Børs VPS’ two largest shareholders (DNB and KLP)

•	The proposed transaction is expected to achieve Nasdaq’s stated ROIC target of at least 10% within 3-5 years, and be accretive to non-GAAP EPS within 12 months of closing

•	The transaction is consistent with Nasdaq’s existing capital deployment priorities including its organic business investment, shareholder capital return and leverage objectives

Oslo, Norway and Stockholm, Sweden, Jan. 30, 2019 – Nasdaq AB, an indirect subsidiary of Nasdaq Inc. (Nasdaq: NDAQ) (“Nasdaq”), announced today that it will make a public offer to acquire all of the issued shares of Oslo Børs VPS Holding ASA (NOTC: OSLO/OTCMKTS: OSBHF) (“Oslo Børs VPS”) at NOK 152 per share (the “Offer”). The formal Offer will be made pursuant to an offer document (the “Offer Document”), which is expected to be published on or around 4 February 2019.

Based on an overall evaluation of the factors considered relevant, the Board of Directors of Oslo Børs VPS considers that the Offer is the best alternative for all stakeholders (including shareholders, issuers, investors, banks and investment banks operating in the Norwegian capital market) and therefore unanimously recommends that the shareholders of Oslo Børs VPS accept the Offer and do not accept the offer to acquire the shares of Oslo Børs VPS made by Euronext NV (the “Euronext Offer”).

The key features of the Offer include:

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Nasdaq AB is offering NOK 152 in cash per share in Oslo Børs VPS (the “Offer Price”), plus an interest payment of 6% per annum on the Offer Price, pro-rated per day from 29 January 2019 until the conditions to the Offer have been fulfilled or waived.

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The Offer Price represents a 5% premium to the price of the offer to acquire the shares of Oslo Børs VPS made by Euronext of NOK 145 per share, excluding the interest payment which Euronext has offered to pay.

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The Offer Price values the entire issued share capital of Oslo Børs VPS at NOK 6,537 million, or approximately $770 million, and represents a premium of 38% to the undisturbed closing price of the Oslo Børs VPS shares on the NOTC on 17 December 2018.

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Nasdaq has obtained pre-acceptances of the Offer from shareholders representing approximately 35.11% of the shares in Oslo Børs VPS, including DNB and KLP. These pre-acceptances are irrevocable and unconditional, including in the event of a higher offer until the long stop date of 31 December 2019.

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Nasdaq AB and Oslo Børs VPS have entered into a transaction agreement (the “Transaction Agreement”), pursuant to which Oslo Børs VPS and Nasdaq AB have provided certain undertakings to each other in connection with the Offer.

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The Offer can, subject to extension, be accepted in the period from publication of the Offer Document (expected on or around 4 February 2019) to and including the expiry of the offer period (expected on or around 4 March 2019). The Offer is subject to the fulfillment or waiver of certain customary conditions, including but not limited to Nasdaq AB obtaining acceptances of the Offer from shareholders holding 90% or more of the shares of Oslo Børs VPS, certain regulatory clearances, a limited confirmatory due diligence and completion of the Offer by 31 December 2019.

Based on thorough discussions with Nasdaq, it is the view of the Board of Oslo Børs VPS that there is strong industrial, market and strategic logic to a combination between Nasdaq and Oslo Børs VPS, and that this combination will uphold the strong values of Oslo Børs VPS and enhance the Norwegian capital market as demonstrated by the following expressed intentions of Nasdaq:

•	Maintain the Norwegian model of regulation, governance and supervision in combination with a unique Norwegian Advisory Board and Norwegian representation on Nasdaq’s Nordic committees;

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Retain the Oslo Børs brand and to continue to enhance its global leading positions in energy, shipping and seafood, to leverage its talent and experience in these sectors, to further develop Norway as a centre of excellence in commodities and to enable Oslo Børs to benefit from the full global reach of Nasdaq’s resources, technology, data and brand;

•	Capitalize on, and develop, VPS from a Nordic perspective and to make it Nasdaq’s regional centre of excellence for custody and settlement services;

•	Develop international solution offerings in the post-trade area based on VPS’ expertise;

•	Maintain and further develop Oslo Børs VPS’ marketplaces as venues for the listing and trading of equity, bonds and equity certificates; and

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Enhance the securities environment with strong expertise in Oslo, including co-location with Nasdaq’s commodity exchange as well as to leverage the local talent pool’s expertise in exchange and post-trade services, product offerings and IT competence.

The Board of Oslo Børs VPS is of the opinion that a combination with Nasdaq would combine and strengthen the Nordic region as a capital market with strong international distribution and visibility for Norwegian issuers as well as efficient infrastructure and limited adaptation requirements for Norwegian and Nordic companies. Oslo Børs VPS’ largest customers are Nordic financial groups that are likely to prefer harmonized services in the Nordic region and Nordic delivery models. There is already a well-established collaboration between, inter alia, Nordic banks, brokers, broker associations and supervisory authorities, which will help ensure focus on and development of the Norwegian market following such a combination.

The Board of Oslo Børs VPS has further noted that (i) completion of the Euronext Offer is conditional upon acceptance from shareholders representing (together with shares already owned by Euronext N.V.) 50.01% of the shares in the Company and that (ii) Euronext N.V. currently owns 5.3% of the shares in the Company, while shareholders representing 45.2% of the shares in the Company have pre-accepted the Euronext Offer.

Both the Euronext Offer and the Offer from Nasdaq AB are made conditional upon receipt of relevant regulatory approvals. The Norwegian Ministry of Finance will decide on the matter, based on advice from the Norwegian Financial Supervisory Authority. The Board of Oslo Børs VPS has concluded that the Offer from Nasdaq AB will provide a better industrial and strategic solution for the Norwegian capital market. Furthermore, a situation in which 1/3 or more of the shareholders refuse to accept the Euronext Offer is likely to result in a sub-optimal ownership- and governance structure. Several of such minority shareholders would be significant Norwegian financial institutions. Oslo Børs VPS has assumed that such considerations will be relevant in the broad suitability assessment to be made by the authorities, taking due account of the fact that Oslo Børs VPS represents a key financial infrastructure of national significance.

“The addition of Oslo Børs VPS to Nasdaq will be a tremendous step to unite the Nordic financial markets,” said Adena Friedman, President and CEO of Nasdaq. “Combining Oslo Børs VPS’ exchange and securities depository expertise with our technology leadership and experience supporting the growth of small- and medium- sized enterprises and investors in the region, will not only help make the Norwegian markets stronger but the region in its entirety can become an even greater economic engine for long term growth.”

“We have reviewed the offer from Nasdaq thoroughly, and duly considered all factors significant when assessing whether it should be accepted by our shareholders, including comparing the offer with the one made by Euronext,” said Catharina E. Hellerud, Chair of the Board of Directors of Oslo Børs VPS. “Our conclusion is unanimous and clear in that Nasdaq represents a more attractive partner, both from a shareholder value perspective and from an industrial, market and strategic perspective.”

“Our customers are primarily Nordic financial groups preferring harmonized services throughout the Nordic region and Nordic delivery models,” said Bente A. Landsnes, President and CEO of Oslo Børs VPS. “There is already a well-established collaboration between Nordic banks, brokers, broker associations and supervisory authorities. We see a combination for Oslo Børs with Nasdaq to be a natural step to further develop both the Norwegian and Nordic markets.”

“Oslo Børs VPS is a unique financial institution with a strong national heritage and international position,” said Lauri Rosendahl, President of Nasdaq Nordic. “We see a tremendous opportunity to further strengthen Oslo Børs VPS’ offering and position in Norway as well as increase the strategic relevance of the exchange and the CSD in the Nordic region and around the world. Retaining the unique qualities of Oslo Børs VPS as part of Nasdaq Nordic, while further strengthening its leading positions in energy, shipping and seafood would be our two main priorities.”

Nasdaq operates exchanges, clearinghouses and central securities depositories in eight countries across the Nordic and Baltic regions. Through Nasdaq First North, Nasdaq Nordic also offers alternative marketplaces for small and medium sized growth companies. Nasdaq’s Nordic and Baltic exchanges, together with Nasdaq First North, employs more than 1,100 people and is home to more than 1,000 listed companies. Since 2016, Nasdaq’s Nordic operations have added more than 290 new company listings, including 198 initial public offerings raising in excess of €14 billion of capital.

Among other things, the Transaction Agreement:

•	Includes an undertaking from Oslo Børs VPS not to solicit any competing offers and to notify Nasdaq AB of any unsolicited competing offers it receives.

•	Regulates the Offer, including the main terms of the Offer and certain undertakings by Nasdaq AB relating to the Offer, including an undertaking to launch it.

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Provides that the Oslo Børs VPS board’s unanimous recommendation may not be withdrawn, modified or amended, provided that in the event an unsolicited competing offer is a higher priced offer which Nasdaq AB does not match, the Oslo Børs VPS board may acknowledge that the competing offer is more favorable from a purely financial point of view, but shall also reiterate that Nasdaq AB is the preferred owner of Oslo Børs from an industrial and strategic perspective and advise Oslo Børs VPS shareholders that the Offer would be more likely than the competing offer to promote the long term success of Oslo Børs VPS and its group having regard to the strategic interests of capital market participants based in Norway and elsewhere in the Nordic region.

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Includes customary undertakings from Oslo Børs VPS as to the conduct of its business in the period from its entry into the Transaction Agreement to the completion of the Offer or its earlier lapse or withdrawal.

•	Includes certain representations and warranties by both parties and a limited termination right (mainly in the event of a material breach of the agreement by the other party).

As of the date of this release, neither Nasdaq AB nor Nasdaq owns any shares in Oslo Børs VPS.

Nasdaq intends to fund the Offer through a mix of debt and cash on hand. The proposed transaction is expected to achieve Nasdaq’s stated ROIC target of at least 10% within 3-5 years, and be accretive to non-GAAP EPS within 12 months of closing. The acquisition of Oslo Børs VPS would be consistent with Nasdaq’s existing capital deployment priorities. As such, Nasdaq does not expect any change to its organic business investments, its intention to continue growing dividends as income and cash flows grow, or its equity repurchase program. Assuming a close in the third quarter of 2019, Nasdaq’s gross leverage would rise to approximately 3.1x debt to EBITDA, and the company would be in position to reduce leverage to the mid 2x’s during the second half of 2020.

The Offer Document containing the complete terms and conditions of the Offer is expected to be published on or around 4 February 2019. Subject to restrictions under applicable securities laws, the Offer Document will be distributed to all shareholders listed in Oslo Børs VPS’ share register.

The recommendation by the Board will be included in the Offer Document and also be made available on Oslo Børs VPS’ website when Nasdaq AB publishes the Offer Document. Arctic Securities AS has provided the Board of Oslo Børs VPS an independent fairness opinion of the Offer, which is also included in the recommendation.

For further information, please contact:

Nasdaq:

David Augustsson

+46-734496135; david.augustsson@nasdaq.com

Oslo Børs VPS:

Per Eikrem

+47 93 06 00 00; per.eikrem@oslobors.no

Important Information about the Offer:

This joint press release is neither an offer to purchase nor a solicitation of an offer to sell shares. The Offer to purchase all the shares of Oslo Børs VPS will be contained in the Offer Document to be published by Nasdaq AB. The complete Offer Document will, subject to restrictions under applicable securities laws, be distributed free of charge to all Oslo Børs VPS’ shareholders registered in Oslo Børs VPS’ share register in Verdipapirsentralen (the Norwegian Central Securities Depository).

About Oslo Børs

Oslo Børs VPS offers listing and trading in equities, equity certificates, ETPs, fixed income products and derivatives products on six different marketplaces: Oslo Børs, Oslo Axess, Merkur Market, NOTC, Nordic ABM and Oslo Connect. Through its business areas, the Oslo Børs VPS Group operates marketplaces for trading in financial instruments, together with settlement, securities registration and information services, in order to give customers access to an efficient and effective capital market.

About Nasdaq

Nasdaq is a leading provider of trading, clearing, exchange technology, listing, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 100 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release relating to future status and circumstances, including statements regarding the anticipated offer timeline, future performance, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipates”, “expects”, “believes”, or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Actual results may differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Nasdaq and its subsidiaries. Such risk factors may include the performance of the global economy, ability of Nasdaq to integrate Oslo Børs VPS, ability of Nasdaq to receive regulatory approvals necessary for the Offer, ability of Nasdaq to complete the Offer and any other risk factors detailed in Nasdaq’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. Any such forward-looking statements speak only as of the date on which they were made and Nasdaq has no obligation (and undertake no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for as required by applicable laws and regulations.

Website Disclosure

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations. These disclosures will be included on Nasdaq’s website under “Investor Relations.”